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                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Alfa Corporation

We consent to incorporation by reference in the registration statements (No. 33-77916 and 33-76460) on Form S-8 and (No. 33-83134) on Form S-3 of Alfa
Corporation of our report dated January 31, 1996, relating to the consolidated balance sheet of Alfa Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, and all related schedules, which report appears in the December 31, 1995, annual report on Form 10-K of Alfa Corporation.


                                       KPMG Peat Marwick LLP


Birmingham, Alabama
March 20, 1996